As filed with the Securities and Exchange Commission on January __, 2012

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HORIZON BANCORP
(Exact name of Registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation or organization)

35-1562417
(I.R.S. employer identification number)

515 Franklin Square
Michigan City, Indiana 46360
(219) 879-0211
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Craig M. Dwight
President and Chief Executive Officer
Horizon Bancorp
515 Franklin Square
Michigan City, Indiana 46360
(219) 879-0211
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Curt W. Hidde, Esquire
Barnes & Thornburg LLP
11 South Meridian Street
Indianapolis, Indiana 46204
Telephone: (317) 231-7707
Facsimile: (317) 231-7433

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ❒	Accelerated filer ☒
Non-accelerated filer ❒ (Do not check if a smaller reporting company)	Smaller reporting company ❒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)(3)	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price (3)(4)(5)	Amount of Registration Fee (3)
Common Stock, no par value
Preferred Stock (6)
Depositary shares (6)
Debt securities (7)
Warrants(8)
Rights(9)
Units (10)
Purchase contracts (11)
TOTAL			$40,000,000	$4,584
(1)
Also includes an indeterminate number of shares of each identified class as may be issued by the Registrant upon exercise, conversion or exchange of any securities that provide for such issuance. Except as provided in Rule 426(b) under the Securities Act, in no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $40,000,000.

(2)
Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)
Pursuant to General Instruction II.D. of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.

(4)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.

(5)	Includes consideration received by us, if applicable, for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.

(6)	If fractional shares of preferred stock registered hereunder are offered, depositary shares, evidenced by depositary receipts, will be issued to the depositary under any such agreement.

(7)
May consist of one or more series of senior or subordinated debt. If any debt securities are issued at an original issue discount, then such greater amount as may be sold for an initial aggregate offering price up to the proposed maximum aggregate offering price.

(8)	Warrants may be sold separately or together with common stock, preferred stock or debt securities of the Registrant.

(9)	Each right will represent rights to purchase shares of common stock or other securities covered by this registration statement.

(10)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may or may not be separable from one another.

(11)	The purchase contracts may require the holder thereof to purchase or sell common stock, preferred stock, debt securities, or depositary shares of the Registrant.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this registration statement is to become effective in accordance with Section 8(a) of the Securities Act or until the registration statement becomes effective on the date the Commission, acting under Section 8(a), determines.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated ___________, 2012
PROSPECTUS

$40,000,000

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Rights
Units
Purchase Contracts

We may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities listed above. The securities we may offer may be convertible into or exchangeable for other securities. The maximum aggregate initial public offering price of the securities offered through this prospectus is $40,000,000.

This prospectus describes the general terms that may apply to the securities offered. The specific terms of our securities to be will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement and any related free writing prospectus also may add, update or change information contained in this prospectus. Before you invest in any of our securities, please carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus or any prospectus supplement.

Our common stock is quoted on the NASDAQ Global Market, under the symbol “HBNC.” On January 20, 2012, the closing price of our common stock was $17.95 per share. You are urged to obtain current market quotations for the common stock. None of the other securities that we may offer is currently traded on any securities exchange.

We may offer and sell the securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. Before making any decision to invest in our securities, you should carefully consider the risk factors beginning on page 3 as well as those contained or incorporated by reference into this prospectus and in the applicable prospectus supplement or free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission or regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not savings accounts, deposits or obligations of any bank and are not insured by the Federal Deposit Insurance Company or any other governmental agency.

The date of this Prospectus is ____________, 2012

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	1
HORIZON BANCORP	3
RISK FACTORS	3
REGULATORY CONSIDERATIONS	3
USE OF PROCEEDS	4
RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	4
SECURITIES WE MAY OFFER	5
DESCRIPTION OF COMMON STOCK	6
DESCRIPTION OF PREFERRED STOCK	8
DESCRIPTION OF DEPOSITARY SHARES	12
DESCRIPTION OF DEBT SECURITIES	14
DESCRIPTION OF WARRANTS	22
DESCRIPTION OF RIGHTS	23
DESCRIPTION OF UNITS	24
DESCRIPTION OF PURCHASE CONTRACTS	25
GLOBAL SECURITIES	26
PLAN OF DISTRIBUTION	28
LEGAL MATTERS	31
EXPERTS	31
WHERE YOU CAN FIND ADDITIONAL INFORMATION	31
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	31

No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with the offer made by this prospectus or any prospectus supplement or any free writing prospectus other than those contained in, or incorporated by reference in, this prospectus or any prospectus supplement or related free writing prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us or any agent, underwriter or dealer. This prospectus, any prospectus supplement or any free writing prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. The delivery of this prospectus, any prospectus supplement or any free writing prospectus or any sale of a security at any time does not imply that the information contained herein or therein is correct as of any time subsequent to their respective dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus as being offered, from time to time in one or more offerings, up to a total dollar amount of $40,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about all of the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. You should read this prospectus and the applicable prospectus supplement and any related free writing prospectus together with additional information from the sources described in “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus. You should not assume that the information in this prospectus, the prospectus supplements, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

You should rely only on the information provided or incorporated by reference in this prospectus, any free writing prospectus and any prospectus supplement, if applicable. We have not authorized anyone to provide you with different information.

References to “we,” “us,” “our,” “Horizon” or the “Company” refer to Horizon Bancorp and its subsidiaries, unless the context otherwise requires. The term “you” refers to a prospective investor.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements made in this prospectus, including information incorporated in this prospectus by reference to other documents, are “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact, including statements regarding our financial position, business strategy and the plans and objectives of our management for future operations, are forward-looking statements. You can identify these forward-looking statements through our use of words such as “may”, “will”, “anticipate”, “assume”, “should”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “plan”, “point to”, “project”, “could”, “intend”, “target”, and other similar words and expressions relating to the future.

Actual results may differ materially, and adversely or positively, from the expectations of the Company that are expressed or implied by any forward-looking statement. Risks, uncertainties, and factors that could cause the Company’s actual results to vary materially from those expressed or implied by any forward-looking statement include but not limited to:

•	the use of proceeds of future offerings of securities;

•	the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates;

•	changes in competitive conditions;

•	the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies;

•	changes in customer borrowing, repayment, investment and deposit practices;

•	changes in fiscal, monetary and tax policies;

•	changes in financial and capital markets;

•	deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration;

•	capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities;

•
risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations;

•	factors that may cause the Company to incur impairment charges on its investment securities;

•	the impact, extent and timing of technological changes;

•	electronic, cyber and physical security breaches;

•	claims and litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future;

•	actions of the Federal Reserve Board;

•	changes in accounting principles and interpretations;

•	potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary;

•
actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms;

•	the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and

•
other factors and risks described under “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, as updated by any of our subsequent reports that we have made or make with the SEC under the Exchange Act.

Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us. For a detailed discussion of the risks and uncertainties that may cause our actual results or performance to differ materially from the results or performance expressed or implied by forward-looking statements, see “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, as updated by our subsequent filings and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement.

HORIZON BANCORP

We are a bank holding company incorporated in the State of Indiana and headquartered in Michigan City, Indiana. We provide a broad range of banking services in Northwestern Indiana and Southwestern Michigan through our bank subsidiary, Horizon Bank, N.A. (the “Bank”), and other affiliated entities. The Bank operates twenty-one full service offices and one loan production office. Our common stock is listed on the NASDAQ Global Market under the trading symbol “HBNC.” Our primary regulator is the Board of Governors of the Federal Reserve System, referred to in this prospectus as the Federal Reserve Board.

As of September 30, 2011, we had total deposits of approximately $1 billion, total assets of approximately $1.5 billion and total shareholders’ equity of approximately $119 million.

Our revenues and net income are derived primarily from the Bank through our receipt of dividends paid by the Bank. For a discussion of statutory and regulatory restrictions on the ability of our bank subsidiary to pay dividends to, or otherwise transfer funds to us, see “Regulatory Considerations” below.

 Our principal executive offices are located at 515 Franklin Square, Michigan City, Indiana 46360, and our telephone number at that address is (219) 879-0211. We maintain an Internet website at www.accesshorizon.com. The foregoing website address is intended to be an inactive textual reference only. The information on that website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks set forth below and in “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus and under the captions “Risk Factors” in any of our filings with the SEC, including the item captioned “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, as updated by our subsequent filings and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. For additional information, please see the sources described in “Where You Can Find More Information.”

These risks are not the only risks we face. Additional risks not presently known to us, or that we currently view as immaterial, may also impair our business, if any of the risks described in our SEC filings or any prospectus supplement or any additional risks actually occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In that case, the value of our securities could decline substantially and you could lose all or part of your investment.

REGULATORY CONSIDERATIONS

Horizon is registered as a bank holding company and is subject to regulation by, and the supervision of, the Federal Reserve under the Bank Holding Company Act of 1956, as amended. The Bank is regulated and supervised by the Office of the Comptroller of the Currency (“OCC”), and the Bank’s deposits are insured by the Federal Deposit Insurance Company through the Deposit Insurance Fund. Dividends from the Bank are the primary source of funds for payment of dividends to Horizon’s shareholders, and as a national bank, the Bank is subject to restrictions on the amount of dividends it may pay to Horizon.  Unless a national bank receives prior approval from the OCC, the bank may not declare a dividend if the total amount of all dividends (common and preferred), including the proposed dividend, declared by the bank in any current year exceeds the total of the bank’s net income for the current year to date, combined with its retained net income for the preceding two years, less the sum of any transfers required by the OCC and any transfers required to be made to a fund for the retirement of any preferred stock. In addition, a national bank may not pay a dividend if the bank would be undercapitalized after the dividend payment is made.

Depository institutions, such as the Bank, also are affected by various federal and state laws, including those relating to consumer protection and similar matters. For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and specific information relevant to us, please refer to the Item I “Business” in our Annual Report on Form 10-K for the year ended December 31, 2010, and to the subsequent reports we have filed with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance fund and not for the protection of security holders.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by this prospectus. Unless otherwise specified in the applicable prospectus supplement or any related free writing prospectus, we currently expect to use the net proceeds of our sale of securities for general corporate purposes.

 General corporate purposes may include, among other purposes, making contributions to the capital of the Bank to support its lending, investing and other financial services activities; repayments of our debt; repurchases of our common stock; supporting or funding acquisitions of other institutions or branches if opportunities for such transactions become available; and other permitted activities. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings.

RATIOS OF EARNINGS TO FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

The consolidated ratios of fixed charges and preferred stock dividends to earnings for each of the five years indicated below and the nine months ended September 30, 2011 and 2010 are set forth in the table below:

	Nine Months
	Ended September 30,		Year Ended December 31,
	2011	2010	2010	2009	2008	2007(1)	2006(1)

Ratio of earnings to fixed charges and preferred stock dividend requirements (pre-tax):
Including interest on deposits	1.74	1.47	1.51	1.32	1.33	1.26	1.28
Excluding interest on deposits	2.36	1.88	1.97	1.64	1.80	1.79	1.91

1.
No shares of preferred stock were outstanding until December 19, 2008, when Horizon issued to the U.S. Department of the Treasury 25,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) pursuant to the Treasury’s Capital Purchase Program under the Troubled Asset Relief Program. On November 10, 2010, Horizon redeemed 6,250 shares of Series A Preferred Stock. On August 25, 2011, Horizon redeemed the remaining 18,750 shares of Series A Preferred Stock and also issued to the Treasury 12,500 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series B.

SECURITIES WE MAY OFFER

The securities that may be offered from time to time through this prospectus are:

•	common stock;

•	preferred stock, which we may issue in one or more series;

•	depositary shares representing fractional shares of preferred stock;

•	debt securities, which we may issue in one or more series;

•	warrants entitling the holders to purchase common stock or debt securities;

•	rights to purchase common stock or other securities;

•	units; and

•	purchase contracts for the purchase or sale of our common stock, preferred stock, debt securities or depositary shares.

We will describe the terms of particular securities that we may offer in the future in the prospectus supplement we will deliver with this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. In each prospectus supplement we will include, if relevant and material, the following information:

•	type and amount of securities which we propose to sell;

•	initial public offering price of the securities;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;

•	ranking;

•	voting or other rights, if any;

•
conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	names of the underwriters, agents or dealers, if any, through or to which we or any selling securityholder will sell the securities;

•	compensation, if any, of those underwriters, agents or dealers;

•	details regarding over-allotment options, if any;

•	net proceeds to us;

•	information about any securities exchange or automated quotation system on which the securities will be listed or traded;

•	material United States federal income tax considerations applicable to the securities;

•	any material risk factors associated with the securities; and

•	any other material information about the offer and sale of the securities.

In addition, the applicable prospectus supplement and any related free writing prospectus may add, update or change the information contained in this prospectus or in the documents we have incorporated by reference.

DESCRIPTION OF COMMON STOCK

General

We are authorized by our Amended and Restated Articles of Incorporation, referred to in this prospectus as our Articles of Incorporation, to issue 23,500,000 shares, consisting of 22,500,000 shares of common stock, without par value per share, and 1,000,000 shares of preferred stock. As of January 23, 2012, 4,967,196 shares of common stock were outstanding (as adjusted to reflect the three-for-two stock split paid on December 9, 2011) and 12,500 shares of preferred stock were outstanding. All of the outstanding shares of preferred stock are shares of Senior Non-Cumulative Perpetual Preferred Stock, Series B, referred to in this prospectus as Series B Preferred Stock, issued to the U.S. Department of the Treasury (the “Treasury”) on August 25, 2011, pursuant to the Small Business Lending Fund program. In 2008, pursuant to the TARP Capital Purchase Program, the board of directors authorized the issuance to the Treasury of 25,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, referred to in this prospectus as the Series A Preferred Stock, and a warrant to purchase shares of common stock. No shares of the Series A Preferred Stock remain outstanding. On November 23, 2011, the Treasury sold the warrant to third parties. The warrants, as adjusted, are exercisable in the aggregate for the purchase of 318,282.015 shares of common stock at an exercise price of $11.78 per share.

Our common stock is listed on the NASDAQ Global Market. Outstanding shares of our common stock are validly issued, fully paid and non-assessable.

Voting Rights

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power, except as may be limited by the Indiana Business Corporation Law or as our board of directors has provided, or may provide in the future, with respect to preferred stock or any other class or series of preferred stock that the board of directors may authorize in the future. Shares of our common stock have no cumulative voting rights.

Dividends and Repurchases

Holders of our common stock are entitled to receive such dividends as our board of directors may, in its discretion, legally declare, subject to the dividend rights of any outstanding series of preferred stock and certain provisions described below under “Anti-Takeover Provisions.” Our Series B Preferred Stock has, and any other series of preferred stock we issue will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution. No shares of our Series A Preferred Stock remain outstanding, and we do not intend to issue more shares of Series A Preferred Stock.

Under the terms of the Series B Preferred Stock, we may declare and pay a dividend on our common stock or other stock junior to the Series B Preferred Stock, or repurchase shares of any such class or series of stock, only if, after payment of such dividend or such repurchase, the dollar amount of our Tier 1 Capital would be at least 90% of the Signing Date Tier 1 Capital amount set forth in the Certificate of Designation relating to the Series B Preferred Stock, excluding any subsequent net charge-offs and any redemption of the Series B Preferred Stock (the “Tier 1 Dividend Threshold”), as adjusted to reflect increases in our qualified small business lending over the baseline level. The Signing Date Tier 1 Capital Amount was $118,724,000. If any dividend payable on the Series B Preferred Stock has not been paid, no dividends may be paid on the common stock and no common stock may be repurchased during that calendar quarter and the next three calendar quarters. If five quarterly dividend payments on the Series B Preferred Stock have not been made, whether or not consecutive, the Treasury will have the right to appoint an observer on the Board of Directors of Horizon until at least four consecutive quarterly dividend payments have been made. Under the terms of the Series B Preferred Stock, if Horizon fails to declare and pay dividends on the Series B Preferred Stock, Horizon may not effect any repurchase, or declare and pay dividends, on preferred shares ranking pari passu with the Series B Preferred Stock, junior preferred shares, or other junior securities, including the common stock, during the current quarter and for the next three quarters, except that, in any such quarter in which the dividend on the Series B Preferred Stock is paid, dividend payments on shares ranking pari passu may be paid to the extent necessary to avoid a breach of a material covenant.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve Board is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment of that dividend. See “Regulatory Considerations.”

Rights upon Liquidation or Dissolution

Subject to the preferential rights of any other shares or series of capital stock, if we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, holders of our common stock will be entitled to share ratably in our assets legally available for distribution to those holders after the satisfaction of, or provision for, all of our debts and liabilities.

No Preemptive, Conversion or Redemption Rights

Holders of shares of our common stock do not have preemptive rights to subscribe for any new or additional securities, including shares of common stock, that we may offer or sell or issue in the future. Holders of shares of common stock have no conversion, exchange or sinking fund rights. Shares of our common stock are not redeemable at our option or at the option of the holders of shares of common stock.

Shareholder Liability

All of our outstanding shares of common stock are fully paid and nonassessable. Under the Indiana Business Corporation Law, shareholders generally are not personally liable for a corporation’s acts or debts.

Anti-Takeover Provisions

Our Articles of Incorporation and our Amended and Restated Bylaws include provisions that may have the effect of deterring or discouraging an attempt to take control of Horizon. Among other things, these provisions:

•	empower our board of directors, without shareholder approval, to issue new preferred shares with terms, including voting power, set by our board;

•	divide our board of directors into three classes serving staggered three-year terms;

•	restrict the ability of shareholders to remove directors;

•
require, in certain circumstances, that certain types of transactions with a related person (generally, a greater-than-ten-percent beneficial owner of our common stock), be approved by the vote of the holders of at least 70 percent of the outstanding voting shares and a majority of the outstanding shares that are not beneficially owned by the related person (the 70 percent requirement is reduced to two thirds if certain fair price provisions and other conditions are met), unless  the transactions are approved by at least a two-thirds vote of our continuing directors;

•
require, in certain circumstances, that any proposal to repeal or amend certain takeover-related provisions of our Articles of Incorporation be approved by the vote of our shareholders who hold at least 70 percent of the outstanding voting shares;

•
provide that the board of directors, in determining whether a business combination or tender or exchange offer is in the best interests of Horizon and our shareholders, may consider non-financial and other factors, including the social and economic effects of the transaction on employees, depositors and other customers and the communities in which we operate;

•	do not provide for cumulative voting in the election of directors;

•
entitle our board of directors to redeem shares acquired by a significant shareholder in a “control share acquisition” as defined by Chapter 42 of the Indiana Business Corporation Law, under certain circumstances; and

•	require advance notice of nominations for the election of directors at meetings of shareholders.

The Indiana Business Corporation Law also contains certain provisions applicable or potentially applicable to us that may have the effect of deterring or discouraging an attempt to take control of Horizon. These provisions, among other things:

•
authorize an Indiana corporation to adopt a provision known as a “shareholder rights plan” pursuant to which potentially valuable rights to purchase corporate securities may be distributed following certain unsolicited stock accumulations or takeover attempts only to those shareholders of the corporation who are not affiliated with the acquiring shareholder or bidder;

•
prohibit for five years, subject to certain exceptions, a “business combination” (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a person or group beneficially owning 10% or more of a public corporation’s voting power (Horizon is not currently subject to these provisions (contained in Chapter 43 of the Indiana Business Corporation Law) but could elect to be subject to these provisions in the future); and

•
prevent a person or group acquiring different levels of voting power (20%, 33% and 50%) from voting a number of shares that is in excess of the applicable percentage threshold, unless “disinterested shareholders” have approved such voting rights.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572.

DESCRIPTION OF PREFERRED STOCK

The complete terms of the preferred stock will be contained in the prospectus supplement and in the applicable certificate of designations that amends our Articles of Incorporation creating one or more series of preferred stock that may be adopted by our board of directors in the future. You should read the applicable certificate of designations and the prospectus supplement, which will contain additional information and which may update or modify some of the information below.

General

Our board of directors is authorized to issue up to one million shares of preferred stock, in one or more series, without shareholder approval. Our board of directors has the discretion to determine the designations, rights, preferences, privileges, qualifications and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, liquidation preferences and sinking fund terms, of each series of preferred stock, any or all of which may be greater than the rights of the common stock.

Series B Preferred Stock

Currently, the only shares of preferred stock outstanding are 12,500 shares of Series B Preferred Stock. The Series B Preferred Stock was issued to the Treasury on August 25, 2011 under the Small Business Lending Fund program. On September 26, 2011, we filed a Registration Statement on Form S-3 to register the resale of the Series B Preferred Stock, and that Registration Statement became effective on October 26, 2011.

The Series B Preferred Stock pays non-cumulative dividends in arrears on January 1, April 1, July 1 and October 1 of each year, as and if declared by our Board of Directors out of legally available funds. With respect to all distributions, the Series B Preferred Stock ranks senior to common stock and pari passu with all existing preferred stock other than preferred shares that rank junior to any existing preferred shares. The initial per annum dividend rate, as a percentage of the liquidation value, is five percent. The dividend rate for the second through tenth quarterly dividend periods will be adjusted quarterly to reflect the amount of change in Horizon’s qualified small business lending over the baseline amount established in connection with the issuance of the Series B Preferred Stock and will range from one percent to five percent. If, at the beginning of the tenth full calendar quarter after the issuance of the Series B Preferred Stock, the amount of qualified small business lending has not increased over the baseline amount, then beginning April 1, 2014, and at the beginning of each calendar quarter thereafter, Horizon would be required to pay the Treasury a lending incentive fee equal to 2% per annum of the aggregate liquidation preference of the then-outstanding Series B Preferred Stock. This lending incentive fee terminates four and one-half years after the date of issuance of the Series B Preferred Stock.

Dividends on the Series B Preferred Stock are non-cumulative. If our Board of Directors does not declare a dividend on the Series B Preferred Stock for a particular dividend period, then the holders of the Series B Preferred Stock will have no right to receive any dividend for that dividend period, and we will have no obligation to pay a dividend for that dividend period. Our failure to pay a dividend on the Series B Preferred Stock also will restrict our ability to pay dividends on and repurchase other classes and series of our stock.

Under the terms of the Series B Preferred Stock, Horizon is subject to restrictions on declaring and paying dividends and on repurchasing its common stock or other stock junior to the Series B Preferred Stock. See “Description of Common Stock -- Dividends and Repurchases.”

The Series B Preferred Stock has no maturity date. Horizon may redeem all or part of the shares of Series B Preferred Stock at any time, subject to the approval of the Federal Reserve Board. The redemption price will be equal to the aggregate liquidation preference of the Series B Preferred Stock plus accrued but unpaid dividends and a pro rata portion of any lending incentive fee for the quarter during which the redemption occurs. All redemptions must be in an amount at least equal to 25% of the number of originally issued shares of Series B Preferred Stock, or 100% of the then-outstanding shares if the redemption is for less than 25% of the number of shares originally issued.

The shares of Series B Preferred Stock are not subject to any mandatory redemption, sinking fund or other similar provisions. The holders of the Series B Preferred Stock have no right to require the redemption or repurchase of any shares of the Series B Preferred Stock.

Holders of the shares of Series B Preferred Stock do not have any right to exchange or convert their shares of Series B Preferred Stock into shares of common stock or any other security.

The Series B Preferred Stock is non-voting except with respect to matters that could affect the rights of the  holders of the Series B Preferred Stock, such as with respect to the issuance of shares senior to the Series B Preferred Stock, any amendment to the Certificate of Designation for the Series B

Preferred Stock, or a merger, share exchange or similar transaction unless the shares of Series B Preferred Stock remain outstanding or are converted into preference securities that retain the former rights, preferences, voting powers, limitations and restrictions of the shares of Series B Preferred Stock. The Series B Preferred Stock is not convertible into common stock.

The Series B Preferred Stock has a liquidation preference of $1,000 per share. In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series B Preferred Stock will be entitled to receive an amount per share equal to the liquidation preference, plus any unpaid dividends to the date of payment. Holders of the Series B Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series B Preferred Stock. If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series B Preferred Stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series B Preferred Stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series B Preferred Stock has been paid in full to all holders of Series B Preferred Stock and the corresponding amounts payable with respect to other shares of parity stock has been paid in full, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series B Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences. For purposes of the liquidation rights, neither the sale, lease, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other entity or by another entity with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Preferred Stock We May Offer

The terms of any series of preferred stock designated by our board of directors will be set forth in a certificate of designations that will amend to our Articles of Incorporation and we will include each certificate of designations as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus. The description of preferred stock in any prospectus supplement will not necessarily describe all of the terms of the preferred stock in detail. You should read the applicable amendment to our Articles of Incorporation for a complete description of all of the terms. As of the date of this prospectus, none of the authorized preferred stock have been designated by our board of directors for issuance as part of any particular series of preferred stock, and all of such preferred stock are therefore available for future issuance in the discretion of our board of directors as part of one or more series of preferred stock with terms yet to be determined.

Terms

You should refer to the prospectus supplement relating to the offering of any series of preferred stock for specific terms of the shares, including the following terms:

•	title and stated or liquidation value;

•	number of shares offered and initial offering price;

•	voting rights and other protective provisions;

•	any dividend rate(s), payment period(s) and/or payment date(s) or method(s) of calculation of any of those terms that apply to those shares;

•	date from which dividends will accumulate, if applicable;

•	terms and amount of a sinking fund, if any, for purchase or redemption;

•	redemption rights, including conditions and the redemption price(s), if applicable;

•	listing on any securities exchange;

•
terms and conditions, upon which shares will be convertible into common stock or any other securities, including the conversion price, rate or other manner of calculation, conversion period and anti-dilution provisions, if applicable;

•
terms and conditions upon which shares will be exchangeable into debt securities or any other securities, including the exchange price, rate or other manner of calculation, exchange period and any anti-dilution provisions, if applicable;

•	the relative ranking and preference as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs, including liquidation preference amount;

•
any limitation on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	any other specific terms, preferences, rights, privileges, limitations or restrictions; and

•	a discussion of applicable material U.S. federal income tax consequences.

Ranking

Unless we provide otherwise in a prospectus supplement, the preferred stock offered through that supplement will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of our common stock, and to all other equity securities ranking junior to the offered preferred stock;

•	on a parity with all of our equity securities ranking on a parity with the offered preferred stock; and

•	junior to all of our equity securities ranking senior to the offered preferred stock.

The term “equity securities” does not include convertible debt securities.

Voting Rights

Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred stock will not have any voting rights, except as may be required by applicable law.

Dividends

Subject to any preferential rights of any outstanding shares or series of shares, our preferred shareholders are entitled to receive dividends, when and as authorized by our board of directors, out of legally available funds, as specified in the applicable prospectus supplement.

Redemption

If we provide for a redemption right in a prospectus supplement, the preferred stock offered through that supplement will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that prospectus supplement.

Liquidation Preference

In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of any series of our preferred stock will be entitled to receive, after distributions to holders of any series or class of our capital shares ranking senior, an amount equal to the stated or liquidation value of the series plus, if applicable, an amount equal to accrued and unpaid dividends. If the assets and funds to be distributed among the holders of our preferred stock will be insufficient to permit full payment to the holders, then the holders of our preferred stock will share ratably in any distribution of our assets in proportion to the amounts that they otherwise would receive on their our preferred stock if the shares were paid in full.

Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock or other securities will be set forth in the prospectus supplement relating to the offering of those preferred stock. These terms typically will include number of common stock or other securities into which the preferred stock is convertible; conversion price (or manner of calculation); conversion period; provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option; events, if any, requiring an adjustment of the conversion price; and provisions affecting conversion in the event of the redemption of that series of preferred stock.

Transfer Agent and Registrar

We will identify in a prospectus supplement the transfer agent and registrar for any series of preferred stock offered by this prospectus.

DESCRIPTION OF DEPOSITARY SHARES

The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may offer fractional preferred stock, rather than full preferred stock, and may issue receipts for depositary shares that each represents a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company selected by us that meets certain requirements, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to persons purchasing the fractional preferred stock in accordance with the offering.

The following summary description of certain common provisions of a depositary agreement and the related depositary receipts and any summary description of the depositary agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such depositary agreement and depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. The depositary agreement may be terminated by the bank depositary or us only if:

•	all outstanding depositary shares have been redeemed, or

•
there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company, and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole preferred stock and all money and other property, if any, represented by those depositary shares. Partial preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary receipts reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock. Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing obligations under the depositary agreement. The obligations of the bank depositary and us thereunder will be limited to performance in good faith of our respective duties, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF DEBT SECURITIES

The complete terms of the debt securities will be contained in the indenture and indenture supplement applicable to the debt securities. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the indenture and indenture supplement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible or exchangeable debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our senior indebtedness. Any convertible debt securities that we may issue will be convertible into or exchangeable for common stock or other securities of ours or of a third party. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more indentures, which are contracts between us and an eligible banking institution or other eligible party, as trustee. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in a prospectus supplement (and any free writing prospectus).

We will issue the senior notes under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of the material provisions of the senior notes, the subordinated notes and the indentures are not complete and are qualified in their entirety by reference to all of the provisions of the indenture applicable to a particular series of debt securities. You should read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and we will file supplemental indentures and forms of debt securities containing the terms of the debt securities being offered as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference to reports that we file with the SEC. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

The following are some of the terms relating to a series of debt securities that could be described in a prospectus supplement:

•	title;

•	principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	maturity date;

•	principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•
annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether the debt securities will be secured or unsecured, and the terms of any secured debt;

•	terms of the subordination of any series of subordinated debt;

•	place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•
date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability or the ability of our subsidiaries to:

°	incur additional indebtedness;

°	issue additional securities;

°	create liens;

°	pay dividends or make distributions in respect of our capital shares or the capital shares of our subsidiaries;

°	redeem capital shares;

°	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

°	make investments or other restricted payments;

°	sell or otherwise dispose of assets;

°	enter into sale-leaseback transactions;

°	engage in transactions with shareholders or affiliates;

°	issue or sell shares of our subsidiaries; or

°	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	procedures for any auction or remarketing, if any;

•
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or of a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets, except that any successor of ours or acquiror of such assets must be a corporation organized and existing under the laws of the United States and must assume all of our obligations under the indentures and the debt securities, as appropriate. In addition, the terms of any securities that we may offer pursuant to this prospectus may limit our ability to merge or consolidate or otherwise sell, convey, transfer or otherwise dispose of all or substantially all of our assets, which terms would be set forth in the applicable prospectus supplement and supplemental indenture.

If the debt securities are convertible for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property would have to make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The events of default under the indentures, subject to modification or deletion as provided in a supplemental indenture with respect to any specific series of debt securities, include the following events:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or deferred;

•
if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we (and the indenture trustee in the event of notice from security holders) receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the indenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

The holders of a majority in aggregate principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, and in the event of a waiver after acceleration as described in the immediately preceding paragraph, we have received written notice of such waiver and have remedied such default or event of default. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and continues, the indenture trustee would be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act of 1939, the indenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the indenture trustee, and such holders have offered reasonable indemnity to the indenture trustee to institute the proceeding as trustee; and

•
for 60 days after receipt of written notice of such event of default, request to institute the proceeding and offer of indemnity, the indenture trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the indenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

By entering into supplemental indentures, we and the indenture trustee may modify the terms of an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indentures;

•	to evidence the assumption by a successor corporation of our obligations in compliance with the provisions described above under “Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939, as amended;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to secure any series of debt securities;

•
to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•
to make such other provisions in regard to matters or questions arising under the indentures or supplemental indentures that do not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures or supplemental indentures, the rights of holders of a series of debt securities may be changed by us and the indenture trustee with the written consent of the holders of at least 66⅔% in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the indenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount of, reducing the rate of or extending the time of payment of interest on, or reducing any premium payable upon the redemption of, any debt securities;

•	reducing the percentage of debt securities for which the holders are required for any supplemental indenture; or

•	modifying any of the three bullet points above.

Discharge, Defeasance and Covenant Defeasance

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series, known as defeasance. Defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•
our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants applicable to any series of outstanding debt securities established by and set forth in a supplemental indenture, known as covenant defeasance. If we so elect, any failure to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of such series.

In order to exercise either defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•
we must irrevocably have deposited or caused to be deposited with the indenture trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of, the holders of the debt securities of such series:

°	money; or

°
U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

°	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable);

in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

•
in the case of defeasance, we must have delivered to the indenture trustee an opinion of counsel stating that, under then applicable Federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance to be effected and will be subject to the same Federal income tax as would be the case if the defeasance did not occur;

•
in the case of covenant defeasance, we must have delivered to the indenture trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for Federal income tax purposes as a result of the covenant defeasance to be effected and will be subject to the same Federal income tax as would be the case if the covenant defeasance did not occur;

•
no event of default or default with respect to the outstanding debt securities of that series may have occurred and be continuing at the time of such deposit, or at any time during the period ending on the 123rd day after the date of such deposit, or, if longer, the period ending the day following the expiration of the longest preference period applicable to us with respect to such deposit;

•	the defeasance or covenant defeasance must not cause the indenture trustee to have a conflicting interest within the meaning of the Trust Indenture Act with respect to any securities of the Company;

•	the defeasance or covenant defeasance must not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•	the defeasance or covenant defeasance must be effected in compliance with the applicable provisions set forth in any supplemental indenture;

•
the defeasance or covenant defeasance must not result in the trust arising from such deposit constituting an investment company with in the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act; and

•
we must have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been satisfied.

Form, Exchange and Transfer

We will issue the debt securities of each series in registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer or exchange of any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Indenture Trustee

The indenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the indenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we may make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement or free writing prospectus, we will designate an office or agency of the indenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

Unless otherwise provided in the applicable prospectus supplement, the indentures and the debt securities will be governed by and construed in accordance with the laws of the State of Indiana, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a supplemental indenture and applicable prospectus supplement or free writing prospectus. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

The complete terms of the warrants will be contained in the applicable warrant agreement and warrant. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant and warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

Outstanding Warrant

In 2008, we issued a warrant to the Treasury in connection with the Treasury’s investment in our Series A Preferred Stock under the TARP Capital Purchase Program. The warrant issued to the Treasury had a ten-year term and was exercisable for 212,104 shares of our common stock at an exercise price of $17.48, subject to adjustment, including adjustments for stock splits and similar events. On November 23, 2011, the Treasury sold the warrant to third parties. The warrants, as adjusted, are exercisable in the aggregate for 318,282.015 shares of common stock at an exercise price of $11.78 per share.

Warrants We May Offer

We may issue additional warrants for the purchase of common stock, preferred stock, depositary shares and/or debt securities in one or more series. If we offer warrants, we will describe the terms in a prospectus supplement (and any free writing prospectus). Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to shareholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

The following are some of the terms relating to a series of warrants that could be described in a prospectus supplement:

•	title of the warrants;

•	aggregate number of warrants;

•	price or prices at which the warrants will be issued;

•	designation, number, aggregate principal amount, denominations and terms of the securities that may be purchased on exercise of the warrants;

•	date, if any, on and after which the warrants and the debt securities offered with the warrants, if any, will be separately transferable;

•	purchase price for each security purchasable on exercise of the warrants;

•	dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;

•	minimum or maximum number of securities that may be purchased at any one time upon exercise of the warrants;

•	anti-dilution provisions or other adjustments to the exercise price of the warrants;

•	terms of any right that we may have to redeem the warrants;

•	effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;

•	name and address of the warrant agent, if any;

•	information with respect to book-entry procedures;

•	a discussion of material U.S. federal income tax considerations; and

•	other material terms, including terms relating to transferability, exchange, exercise or amendments of the warrants.

Until any warrants to purchase our securities are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

DESCRIPTION OF RIGHTS

The complete terms of the rights will be contained in the rights agreements we enter into with rights agents. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the rights agreements and any related documents. You also should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the rights to purchase common stock or other securities that we may offer to shareholders using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

Rights may be issued independently or together with any other security and may or may not be transferable. As part of any rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue rights, each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. Further terms of the rights will be stated in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights. The rights agreements and rights certificates will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. See “Where You Can Find Additional Information” for information on how to obtain copies of the rights agreements and rights certificates.

The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including the record date for shareholders entitled to the rights distribution, the number of rights issued and the number of shares of common stock that may be purchased upon exercise of the rights, the exercise price of the rights, the date on which the rights will become effective and the date on which the rights will expire, and any applicable U.S. federal income tax considerations.

In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to shareholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for shareholders entitled to receive the rights;

•	the number of shares of common stock or other securities that may be purchased upon exercise of each right;

•	the exercise price of the rights;

•	whether the rights are transferable;

•	the period during which the rights may be exercised and when they will expire;

•	the steps required to exercise the rights;

•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

•
whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement;

•	our ability to withdraw or terminate the rights offering; and

•	any material U.S. Federal income tax consequences.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Prior to the exercise of a holder’s rights, the holder will not have any of the rights of holders of the securities issuable upon the exercise of the rights and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS

The complete terms of the units will be contained in the unit agreement and any related document applicable to any units. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the unit agreement and any related documents. You also should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue units, in one or more series, consisting of any combination of one or more of the other securities described in this prospectus. If we offer units, we will describe the terms in a prospectus supplement (and any free writing prospectus). Units may be issued under a written unit agreement to be entered into between us and the holder or beneficial owner, or we could issue units under a written unit agreement with a unit agent specified in a prospectus supplement. A unit agent would act solely as our agent in connection with the units of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The following are some of the unit terms that could be described in a prospectus supplement:

•	title of the units;

•	aggregate number of units;

•	price or prices at which the units will be issued;

•	designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	effect of any merger, consolidation, sale or other transfer of our business on the units and the applicable unit agreement;

•	name and address of the unit agent;

•	information with respect to book-entry procedures;

•	a discussion of material U.S. federal income tax considerations; and

•	other material terms, including terms relating to transferability, exchange, exercise or amendments of the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Rights” and “Description of Purchase Contracts” will apply to each unit and to any common stock, preferred stock, debt security, warrant, right or purchase contract included in each unit, respectively.

Unless otherwise provided in the applicable prospectus supplement, the unit agreements will be governed by the laws of the State of Indiana. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus the forms of the unit agreements containing the terms of the units being offered. The description of units in any prospectus supplement will not necessarily describe all of the terms of the units in detail. You should read the applicable unit agreements for a complete description of all of the terms.

DESCRIPTION OF PURCHASE CONTRACTS

The complete terms of the purchase contracts will be contained in the contract documents and any related applicable document. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the purchase contracts and any related document. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our common stock, preferred stock, debt securities or depositary shares. The price of our securities that may be the subject of our purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•
whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock, debt securities or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, securities other than common stock will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among

DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is a wholly owned subsidiary of the Depository Trust & Clearing Company, or DTCC. DTCC, in turn, is owned by a number of DTC’s participants and subsidiaries of DTCC as well as by other financial companies, including the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee or warrant agent as registered holders of the securities entitled to the benefits of our Articles of Incorporation or the applicable indenture, warrant agreement, trust agreement or guarantee. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

Because DTC can act only on behalf of

•	participants, who in turn act only on behalf of participants or indirect participants, and

•	certain banks, trust companies and other persons approved by it,

the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

DTC has advised us that DTC will take any action permitted to be taken by a registered holder of any securities under our Articles of Incorporation or the relevant indenture, warrant agreement, trust agreement or guarantee only at the direction of one or more participants to whose accounts with DTC such securities are credited.

Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:

•
DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

•
we execute and deliver to the relevant registrar, transfer agent, trustee and/or warrant agent an order complying with the requirements of the applicable indenture, trust agreement or warrant agreement that the global security will be exchangeable for definitive securities in registered form; or

•
there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.

Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

Upon the occurrence of any event described in the preceding paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or warrant agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our articles or the relevant indenture trust agreement and/or warrant agreement.

Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. None of Horizon, the trustees, any registrar and transfer agent or any warrant agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through an underwriter or group of underwriters managed or co-managed by one or more underwriters, or to or through dealers, through agents, directly to one or more investors or through a combination of such methods of sale.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time we sell securities a prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the name or names of the underwriters, placement agents or dealers, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any discounts or concessions allowed or reallowed to be paid to dealers (which may be changed at any time); and

•	any securities exchange or market on which the securities may be listed or quoted.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions set forth in the applicable underwriting agreement, and generally the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

In connection with the sale of securities, underwriters or agents may receive compensation (in the form of fees, discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the

Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.

Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, dealers or agents may make with respect to these liabilities.

If stated in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers by certain investors to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts.

The securities we may offer, other than common stock, may be new issues of securities with no established trading market. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriter may make a market in these securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market making at any time, without prior notice. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Stock Market, Inc. may engage in passive market making transactions in our common stock, preferred stock and warrants, as applicable, on the NASDAQ Stock Market, Inc. in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Barnes & Thornburg LLP.

EXPERTS

The audited consolidated financial statements of Horizon Bancorp and subsidiaries incorporated in this prospectus and elsewhere in the Registration Statement by reference to Horizon’s Annual Report on Form 10-K for the year ended December 31, 2010, were audited by BKD, LLP, an independent registered public accounting firm, whose report thereon contained in such Annual Report on Form 10-K is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report of BKD, LLP given upon the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 for the securities being offered under this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and accompanying exhibits. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document.

In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our current SEC filings and the registration statement and accompanying exhibits may be inspected without charge at the public reference facilities of the SEC located at 100 F Street, N. E., Washington, D.C. 20549. You may obtain copies of this information at prescribed rates. The SEC also maintains a website that contains reports, proxy statements, registration statements and other information, including our filings with the SEC. The SEC website address is www.sec.gov. You may call the SEC at 1-800-SEC-0330 to obtain further information on the operations of the public reference room.

We make available free of charge through our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Information about us can be found on the Internet at www.accesshorizon.com. Please note that our website address is provided as inactive textual references only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information that we file with the SEC into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus or any document we subsequently file with the

SEC that is incorporated or deemed to be incorporated by reference into this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the filing of this prospectus and prior to the sale of all the securities covered by this prospectus; however, we are not incorporating by reference in this prospectus that we did not “furnish,” but “file” with the SEC.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011; June 30, 2011; and September 30, 2011;

•
Our Current Reports on Form 8-K filed on May 6, 2011; August 2, 2011; August 26, 2011; September 13, 2011 (as amended September 15, 2011); September 16, 2011; November 18, 2011; and December 14, 2011; and

•
The description of our common stock under the caption “Description of Common Stock” in Post-Effective Amendment No. 1 to our Registration Statement on Form S-3D filed with the SEC on July 22, 2003, including any amendment or report filed for the purpose of updating that description.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement that contains this prospectus and prior to effectiveness of the registration statement. Any statement contained in a document that is incorporated by reference will be deemed to be modified or superseded for all purposes to the extent that a statement contained in this document (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement.

These documents may be obtained as explained above (see “Where You Can Find Additional Information”), or you may request a free copy of any or all of these documents, including exhibits that are specifically incorporated by reference into these documents, by writing to or calling us at the following address or telephone number or via the Internet at:

Horizon Bancorp
515 Franklin Square
Michigan City, Indiana 46360
Attn: Investor Relations
(219) 879-0211
Website: www.accesshorizon.com

You should rely only on the information in our prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any incorporated document is accurate as of any date other than the date of the document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred, or expected to be incurred, by the Registrant in connection with the registration and issuance of the securities being registered hereunder. As indicated below, all amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee		$4,584
Printing Expenses	$		*
Accounting Fees and Expenses	$		*
Legal Fees and Expenses	$		*
Blue Sky Fees and Expenses	$		*
Transfer Agent Fees and Expenses	$		*
Trustee Fees and Expenses	$		*
Miscellaneous	$		*

Total	$		*
____________
* Fees and expenses (other than the SEC Registration Fee to be paid upon filing of this registration statement) will depend on the securities offered, the number of issuances and the nature of offerings, and cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Horizon Bancorp is an Indiana corporation. Horizon’s officers and directors (and those who have agreed to such positions) are entitled to be indemnified under Indiana law and our Articles of Incorporation against certain liabilities and expenses. Chapter 37 of The Indiana Business Company Law (the “IBCL”) requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding. The IBCL also permits a corporation to indemnify a director or an officer who is made a party to a proceeding because the individual was a director or an officer of the corporation against liability incurred in the proceeding if the individual’s conduct was in good faith and the individual reasonably believed, in the case of conduct in the individual’s official capacity with the corporation, that the conduct was in the corporation’s best interests, and in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests. In a criminal proceeding, the individual must also either have had reasonable cause to believe the individual’s conduct was lawful or no reasonable cause to believe the individual’s conduct was unlawful. The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of a proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.

Horizon’s Articles of Incorporation provide for mandatory indemnification of officers and directors (and those who have agreed to such positions) if they are wholly successful on the merits of a proceeding and satisfy the standards of conduct specified by the IBCL set forth in the preceding paragraph. The Articles of Incorporation also provide that any director or officer of Horizon or any person who is serving at the request of Horizon as a director or officer of another entity shall be indemnified and held harmless by Horizon to the same extent as Horizon’s directors and officers. In any proceeding, an officer or director is entitled to be indemnified against all liabilities and expenses related to the proceeding including attorneys’ fees, judgments, fines, penalties and amounts paid or to be paid in settlement. Horizon’s Articles of Incorporation also provide such persons with certain rights to be paid or reimbursed for expenses incurred in defending any such proceeding in advance of the final disposition. The Articles of Incorporation also provide that Horizon has the discretion to indemnify employees and agents to the same extent, and on the same basis, as it is required to indemnify its officers and directors.

The Articles of Incorporation also authorize Horizon to maintain insurance to protect itself and any director, officer, employee or agent of Horizon against expense, liability or loss, whether or not Horizon would have the power to indemnify such person against such expense, liability or loss under the IBCL or pursuant to its Articles of Incorporation. Horizon currently maintains such insurance.

Any underwriting agreement that we might enter into (Exhibit 1.1) will provide for indemnification by any underwriters of us, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16. Exhibits.

Number	Description
1.1	Form of Underwriting Agreement*
3.1
Articles of Incorporation of the Registrant (as amended August 22, 2011). This exhibit is incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended September 30, 2011.

3.2	Amended and Restated Bylaws of Registrant. This exhibit is incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on July 16, 2009.
3.3
Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series A. This exhibit is incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on December 23, 2008.

3.4	Certificate of Designation of Senior Non-Cumulative Perpetual Preferred Stock, Series B. This exhibit is incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on August 26, 2011.
4.1	Specimen certificate for shares of the Registrant’s common stock.
4.2	Form of warrant to purchase shares of Registrant’s common stock issued November 23, 2011.
4.3	Certificate of Senior Non-Cumulative Perpetual Preferred Stock, Series B. This exhibit is incorporated by reference to Exhibit 4.2 in the Registrant’s Form 8-K filed on August 26, 2011.
4.4	Form of Amendment to Articles of Incorporation Creating New Series of Preferred Stock*
4.5	Specimen Certificate for Preferred Stock*
4.6	Form of Senior Debt Security (included in Exhibit 4.9)*
4.7	Form of Subordinated Debt Security (included in Exhibit 4.10)*
4.8	Form of Depositary Receipt (included in Exhibit 4.14)*
4.9	Form of Indenture for Senior Debt
4.10	Form of Indenture for Subordinated Debt
4.11	Form of Debt Warrant Agreement (including form of Warrant Certificate)*
4.12	Form of Preferred Stock Warrant Agreement (including form of Warrant Certificate)*
4.13	Form of Common Stock Warrant Agreement (including form of Warrant Certificate)*
4.14	Form of Depositary Share Agreement*
4.15	Form of Rights Agreement*
4.16	Form of Unit Agreement*
4.17	Form of Purchase Contract*
4.18	Form of Pledge Agreement*
4.19
Terms of Common Stock and Preferred Stock of the Registrant (included in Articles of Incorporation) are incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended September 30, 2011.

Number	Description
5.1	Opinion of Barnes & Thornburg LLP as to the validity of the securities registered hereunder.
12.1	Statement re Computation of Ratios
23.1	Consent of BKD, LLP
23.3	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)
24.1	Limited Power of Attorney (included on the signature page hereto)
25.1	Form T-1 Statement of Eligibility of Trustee under the Indenture Senior Debt*
25.2	Form T-1 Statement of Eligibility of Trustee under the Indenture for Subordinated Debt*
____________
* If applicable, to be filed by an amendment to this registration statement or by a Current Report on Form 8-K and incorporated by reference herein.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)           Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(B)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(C)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(D)           Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(E)           To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)2 of the Trust Indenture Act.

(F)           If any of the securities of the undersigned Registrant are offered pursuant to this registration statement at competitive bidding, (i) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (ii) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Michigan City, State of Indiana, on this 17th day of January, 2012.

HORIZON BANCORP

By:	/s/ Craig M. Dwight
Craig M. Dwight
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE(S)	DATE

/s/ Craig M. Dwight	President and Chief Executive Officer (Principal Executive Officer) and Director	January 17, 2012
Craig M. Dwight

/s/ Mark E. Secor	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 17, 2012
Mark E. Secor

/s/ Robert C. Dabagia	Chairman of the Board and Director	January 17, 2012
Robert C. Dabagia

/s/ Susan D. Aaron	Director	January 17, 2012
Susan D. Aaron

/s/ Lawrence E. Burnell	Director	January 17, 2012
Lawrence E. Burnell

/s/ James B. Dworkin	Director	January 17, 2012
James B. Dworkin

/s/ Charley E. Gillispie	Director	January 17, 2012
Charley E. Gillispie

/s/ Daniel F. Hopp	Director	January 17, 2012
Daniel F. Hopp

/s/ Larry N. Middleton	Director	January 17, 2012
Larry N. Middleton

/s/ Peter L. Pairitz	Director	January 17, 2012
Peter L. Pairitz

SIGNATURE	TITLE(S)	DATE

/s/ Robert E. Swinehart	Director	January 17, 2012
Robert E. Swinehart

/s/ Spero W. Valavanis	Director	January 17, 2012
Spero W. Valavanis

INDEX TO EXHIBITS

Number	Description
1.1	Form of Underwriting Agreement*
3.1
Articles of Incorporation of the Registrant (as amended August 22, 2011). This exhibit is incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended September 30, 2011.

3.2	Amended and Restated Bylaws of Registrant. This exhibit is incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on July 16, 2009.
3.3
Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series A. This exhibit is incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on December 23, 2008.

3.4	Certificate of Designation of Senior Non-Cumulative Perpetual Preferred Stock, Series B. This exhibit is incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on August 26, 2011.
4.1	Specimen certificate for shares of the Registrant’s common stock.
4.2	Form of warrant to purchase shares of Registrant’s common stock issued November 23, 2011.
4.3	Certificate of Senior Non-Cumulative Perpetual Preferred Stock, Series B. This exhibit is incorporated by reference to Exhibit 4.2 in the Registrant’s Form 8-K filed on August 26, 2011.
4.4	Form of Amendment to Articles of Incorporation Creating New Series of Preferred Stock*
4.5	Specimen Certificate for Preferred Stock*
4.6	Form of Senior Debt Security (included in Exhibit 4.9)*
4.7	Form of Subordinated Debt Security (included in Exhibit 4.10)*
4.8	Form of Depositary Receipt (included in Exhibit 4.14)*
4.9	Form of Indenture for Senior Debt
4.10	Form of Indenture for Subordinated Debt
4.11	Form of Debt Warrant Agreement (including form of Warrant Certificate)*
4.12	Form of Preferred Stock Warrant Agreement (including form of Warrant Certificate)*
4.13	Form of Common Stock Warrant Agreement (including form of Warrant Certificate)*
4.14	Form of Depositary Share Agreement*
4.15	Form of Rights Agreement*
4.16	Form of Unit Agreement*
4.17	Form of Purchase Contract*
4.18	Form of Pledge Agreement*
4.19
Terms of Common Stock and Preferred Stock of the Registrant (included in Articles of Incorporation) are incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended September 30, 2011.

5.1	Opinion of Barnes & Thornburg LLP as to the validity of the securities registered hereunder.
12.1	Statement re Computation of Ratios
23.1	Consent of BKD, LLP
23.3	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)
24.1	Limited Power of Attorney (included on the signature page hereto)
25.1	Form T-1 Statement of Eligibility of Trustee under the Indenture Senior Debt*
25.2	Form T-1 Statement of Eligibility of Trustee under the Indenture for Subordinated Debt*
_______
* If applicable, to be filed by an amendment to this registration statement or by a Current Report on Form 8-K and incorporated by reference herein.